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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Inverness Medical Innovations, Inc. and subsidiaries
Waltham, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-85658, 333-87180, 333-102577, 333-107288,
333-110715, 333-116659, 333-124461, 333-128017, 333-134412, 333-134574,
333-138889 and 333-138919), and Form S-8 (Nos. 333-67392, 333-74032, 333-85402,
333-90530, 333-106996, 333-106994, 333-128937 and 333-139878) of Inverness
Medical Innovations, Inc. and subsidiaries of our reports dated March 1, 2007, relating to the consolidated financial statements and the effectiveness of Inverness Medical Innovations, Inc. and subsidiaries' internal control over financial reporting, which are included in this Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2006.


/s/ BDO Seidman, LLP
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Boston, Massachusetts
March 26, 2007